UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2015

Taxus Cardium Pharmaceuticals Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Rd., Suite 250, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2015, Taxus Cardium Pharmaceuticals Group Inc. (“Taxus Cardium”) entered into a term sheet with Dr. Reddy’s Laboratories Ltd. (NYSE: RDY) covering the co-development, marketing and sales of the Generx® [Ad5FGF-4] angiogenic microvascular gene therapy Phase 3 product candidate for patients with refractory angina and myocardial ischemia due to cardiac microvascular insufficiency. The terms sheet outlines the principle agreements between the parties and is binding, but is expected to be superseded by a definitive agreement with more detailed terms.

The term sheet grants Dr. Reddy’s Laboratories an exclusive license to market and sell Generx® in Russia, the Commonwealth of Independent States (CIS), Venezuela, Vietnam and Myanmar (the “Licensed Territories”) for a period of ten years with two five-year renewal options. Dr. Reddy’s Laboratories’ Russian-based business unit currently markets and sells prescription productsin Russia. The term sheet grants Dr. Reddy’s Laboratories a right of first negotiation for the license rights to market and sell Generx® in up to 32 other countries in Latin America and the Association of Southeast Asian Nations. Taxus Cardium retains full commercialization rights for North America, Europe, Japan, China, the Middle East, and Africa. Taxus Cardium has established a wholly-owned operating unit Angionetics to manage for the worldwide commercialization of the Generx®.

As co-development partner, Dr. Reddy’s Laboratories will assist with physician and hospital relationships as well as patient recruitment to accelerate completion of international Phase 3 ASPIRE clinical study in Russia. Dr. Reddy’s Laboratories’ Russian-based business unit markets and sells prescription products through its team of medical representatives and managers who promote the products to physicians across Russia. It has also agreed to assist with product registrations and regulatory compliance with local country health authorities in other jurisdictions in the Licensed Territories. Upon registration of Generx® in Russia, Taxus Cardium and Dr. Reddy’s Laboratories have agreed to share costs for a planned Phase 4 post-marketing clinical study, intended to expand the medical indications for which the product can be used.

The term sheet provides for Dr. Reddy’s Laboratories to pay upfront licensing fees on execution of the definitive agreement and upon registration of the Generx® product in Russia. Taxus Cardium will retain control over the manufacturing of Generx® and will supply it to Dr. Reddy’s Laboratories on a cost-plus basis. Dr. Reddy’s will pay to Taxus Cardium royalties on net sales of Generx®, with the percentage varying based on the degree of market penetration for the product in the relevant territory.

Taxus Cardium issued a press release announcing the entry into the term sheet with Dr. Reddy’s Laboratories on April 6, 2015. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued on April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taxus Cardium Pharmaceuticals Group, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: April 9, 2015